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                  INDENTURE, dated as of March 12, 1998, between SF Holdings
Group, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee").

                  The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 3/4% Series A Senior Secured Discount Notes due 2008 (the "Series A Senior Secured Discount Notes") and the 12 3/4% Series B Senior Secured Discount Notes due 2008 (the "Series B Senior Secured Discount Notes" and, together with the Series A Senior Secured Discount Notes, the "Senior Secured Discount Notes"):

                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS.

                  "144A Global Note" means a global Senior Secured Discount
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount at maturity of the Senior Secured Discount Notes sold in reliance on Rule 144A.

                  "Accreted Value" means, as of any date of determination prior to March 15, 2003, with respect to any Senior Secured Discount Note, the sum of
(a) the initial offering price to investors of such Senior Secured Discount Note and (b) the portion of the excess of the principal amount of such Senior Secured Discount Note over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at a rate of 12 3/4% per annum of the initial offering price of such Senior Secured Discount Note, compounded semi-annually on each March 15 and September 15 from the date of issuance of the Senior Secured Discount Notes through the date of determination, computed on the basis of a 360-day year of twelve 30-day months.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

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                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Article 5 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $2.5 million or (b) for net proceeds in excess of $2.5 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary and (ii) a Restricted Payment that is permitted by Section 4.07 hereof.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, excluding stock appreciation rights issued in the ordinary course of business.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition,
(iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition and (vi) money market funds at least 95%

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of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

                  "Cedel" means Cedel Bank, SA.

                  "CEG" means Creative Expressions Group, Inc., and CEG Holdings, LLC.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) or "group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than the Principals, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, directly or indirectly, of more of the voting power of the Voting Stock of the Company than at that time is beneficially owned by the Principals or (iv) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

                  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Secured Discount Notes to require the Company to repurchase such Senior Secured Discount Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

                  "Collateral" means all shares of Capital Stock in, and all intercompany notes issued by, all current and future Restricted Subsidiaries of the Company that are pledged to the Collateral Agent in accordance with this Indenture and the Pledge Agreement.

                  "Collateral Agent" means any Person appointed by the Trustee as a collateral agent hereunder.

                  "Collateral Documents" means the Pledge Agreement and any other agreements, instruments, financing statements or other documents that evidence or set forth the Lien of the Trustee in the Collateral.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid

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or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) income of any Unrestricted Subsidiary shall be excluded whether or not distributed to the Company or any of its Restricted Subsidiaries.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not

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Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Custodian" means the Trustee, as custodian with respect to the Senior Secured Discount Notes in global form, or any successor entity thereto.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  "Definitive Note" means a certificated Senior Secured Discount Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Senior Secured Discount Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Senior Secured Discount Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Senior Secured Discount Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Secured Discount Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section
4.07 hereof.

                  "Eligible Institution" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered, has combined capital and surplus in excess of $500 million, conducts banking operations in the State of New York and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

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                  "Equity Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company registered under the Securities Act (other than a public offering registered on Form S-8 under the Securities Act).

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Senior Secured Discount Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Secured Discount Notes for Series A Senior Secured Discount Notes.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Indenture, including Indebtedness represented by the Demand Note, until such amounts are repaid.

                  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had

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occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

                  "Fonda" means The Fonda Group, Inc.

                  "Four M" means Four M Corporation.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Holder" means a Person in whose name a Senior Secured Discount Note is registered.

                  "IAI Global Note" means the global Senior Secured Discount
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in

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a denomination equal to the outstanding principal amount at maturity of the
Senior Secured Discount Notes sold to Institutional Accredited Investors.

                   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended, modified or supplemented from time to time, in accordance with the terms hereof.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Purchasers" means Bear, Stearns & Co. Inc. and SBC Warburg Dillon Read Inc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Senior Secured Discount Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Senior Secured Discount Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Custodian" means the Trustee, as custodian with respect to the Senior Secured Discount Notes in global form, or any successor entity thereto.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the Offering of the Units by the Company.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                  "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Permitted Business" means the business of producing and selling food service, packaging, tissue and party goods products and such other businesses as the Company and its Restricted Subsidiaries are engaged in on the date of this Indenture, and reasonable expansions and extensions thereof.

                  "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is evidenced by Capital Stock or Subsidiary Intercompany Notes that are pledged to the Trustee as Collateral for the Senior Secured Discount Notes, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; (e) a $2.6 million loan from Fonda to CEG, as in effect on the date of this Indenture as such loan may be amended or refinanced in a manner not adverse to Fonda, the Company or the Holders of the Senior Secured Discount Notes; and (f) other Investments in an aggregate amount not to exceed $5.0 million.

                  "Permitted Liens" means (i) Liens on Indebtedness of the Company's Restricted Subsidiaries that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the third paragraph of
Section 4.09 covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (x) Liens in favor of the Holders of Senior Secured Discount Notes; and (xi) renewals or refundings of any Liens referred to in clauses (iii) through (x) above provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Secured Discount Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Secured Discount Notes on terms at least as favorable to the Holders of Senior Secured Discount Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

                  "Pledge Agreement" means the Pledge Agreement, dated as of the date of this Indenture, by and between the Company and the Trustee and substantially in the form attached as Exhibit F hereto, as such agreement may be amended, modified or supplemented from time to time.

                  "Principals" means Dennis Mehiel, his lineal descendants and any trust, corporation, partnership, association, limited liability company or other entity in which Dennis Mehiel and/or his lineal descendants hold at least 80% of the total, combined outstanding voting power or similar controlling interest.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Senior Secured Discount Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                   "Regulation S Permanent Global Note" means a permanent global Senior Secured Discount Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

                  "Regulation S Temporary Global Note" means a temporary global Senior Secured Discount Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Senior Secured Discount Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Period" means the 40-day restricted period as defined in Regulation S.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated under the Securities
Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Separation Date" means the earliest to occur of (i) 90 days from the date of this Indenture; (ii) such earlier date as the Initial Purchasers may determine; and (iii) the occurrence of a Change of Control.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that Sweetheart shall be deemed to be a Subsidiary of the Company for so long as the Company directly or indirectly owns at least 50% of Sweetheart's aggregate outstanding common stock.

                  "Subsidiary Debt Instruments" means the instruments governing the indebtedness of Sweetheart and Fonda.

                  "Subsidiary Intercompany Notes" means the intercompany notes, subordinate in right of payment to the Senior Secured Discount Notes issued by Subsidiaries of the Company in favor of the Company to evidence advances by the Company, in each case, in the form attached as Annex B to this Indenture. "Sweetheart" means Sweetheart Holdings Inc. and its Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

                  "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

                   "Trustee" means the party named as "Trustee" in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

                  "Units" means the Units offered in the Offering consisting of $144,000,000 in aggregate principal amount at maturity of the Senior Secured Discount Notes and 288,000 shares of Class C Common Stock, par value $.001 per share, of the Company.

                  "Unrestricted Global Note" means a permanent global Senior Secured Discount Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Secured Discount Notes that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) any Subsidiary (other than Fonda or Sweetheart or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such Section). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.

                                   Defined in
            Term                                        Section

     "Affiliate Transaction"...............................4.11
     "Asset Sale"..........................................4.10
     "Asset Sale Offer"....................................3.09
     "Authentication Order"................................2.02
     "Bank"...............................................10.11
     "Bankruptcy Law"......................................4.01
     "Change of Control Offer".............................3.09
     "Change of Control Payment"...........................4.15
     "Change of Control Redemption" .......................3.07
     "Covenant Defeasance".................................8.03
     "Event of Default"....................................6.01
     "Excess Proceeds".....................................4.10
     "Excess Proceeds Offer Triggering Event"..............4.10
     "incur"...............................................4.09
     "Legal Defeasance" ...................................8.02
     "Offer Amount"........................................3.09
     "Paying Agent"........................................2.03
     "Paying Agent"........................................2.03
     "Offer Period"........................................3.09
     "Payment Default".....................................6.01
     "Paying Agent"........................................2.03
     "Purchase Date".......................................3.09
     "Registrar"...........................................2.03
     "Repurchase Offer"....................................3.09
     "Restricted Payments".................................4.07


SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Secured Discount
Notes;

                  "indenture security holder" means a Holder of a Senior Secured Discount Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Senior Secured Discount Notes means the Company and any successor obligor upon the Senior Secured Discount Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.     RULES OF CONSTRUCTION.


                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;
and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                       THE SENIOR SECURED DISCOUNT NOTES

SECTION 2.01.     FORM AND DATING.

                  (a) General. The Senior Secured Discount Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 hereto. The Senior Secured Discount Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Senior Secured Discount Note shall be dated the date of its authentication. The Senior Secured Discount Notes shall be issued initially in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Senior Secured Discount Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Secured Discount Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Global Notes. Senior Secured Discount Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Secured Discount Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Secured Discount Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Secured Discount Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Senior Secured Discount Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Secured Discount Notes represented thereby shall be made by the Trustee or the Senior Secured Discount Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Temporary Global Notes. Senior Secured Discount Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Secured Discount Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof) and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note or the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel.

SECTION 2.02.     EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Senior Secured Discount Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Secured Discount Notes and may be in facsimile form.

                  If an Officer whose signature is on a Senior Secured Discount Note no longer holds that office at the time a Senior Secured Discount Note is authenticated, the Senior Secured Discount Note shall nevertheless be valid.

                  A Senior Secured Discount Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Secured Discount Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Senior Secured Discount Notes shall be substantially as set forth in Exhibit A-1 attached hereto.

                  The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Senior Secured Discount Notes for original issue up to the aggregate principal amount at maturity stated in paragraph 4 of the Senior Secured Discount Notes. The aggregate principal amount at maturity of Senior Secured Discount Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Secured Discount Notes. An authenticating agent may authenticate Senior Secured Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Senior Secured Discount Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Secured Discount Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Secured Discount Notes, the names and addresses of the Holders and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The form of the Trustee's certificate of authentication to be borne by the Senior Secured Discount Notes shall be substantially as set forth in Exhibit A-1 attached hereto.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, interest on, or Liquidated Damages on, if any, the Senior Secured Discount Notes, and will notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Trustee may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. The Company, at any time, may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Secured Discount Notes.

SECTION 2.05.     HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Secured Discount Notes, including the aggregate principal amount at maturity of Senior Secured Discount Notes held by each Holder thereof and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Senior Secured Discount Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Senior Secured Discount Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),(c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)
(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Secured Discount Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                          (A) if the transferee will take delivery in the
form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                  (B) the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                  (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                            (1) if the holder of such beneficial interest in
a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
(1)(a) thereof; or

                            (2) if the holder of such beneficial interest in
a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more

Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A)  if the holder of such beneficial  interest in a
Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(a) thereof;

                           (E) if such beneficial interest is being transferred
to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

                  the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a

Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such  exchange  or  transfer is  effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such  Restricted
Definitive Note proposes to exchange such Senior Secured Discount Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is
being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

                  the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (c) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such  exchange  or  transfer is  effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive
Notes proposes to exchange such Senior Secured Discount Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive
Notes proposes to transfer such Senior Secured Discount Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

                    Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer  will be made pursuant to
Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule
903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such  exchange  or  transfer is  effected
pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
Shelf Registration Statement in accordance with the Registration Rights
Agreement;

                           (C) any such transfer is effected by a Participating
Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
Definitive Notes proposes to transfer such Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as  permitted  by  subparagraph  (B)

below, each Global Note and each Definitive Note (and all Senior Secured Discount Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following:

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."

                           (B) Notwithstanding the foregoing, any Global Note
or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Senior Secured Discount Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE

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

         BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                  (iv) Unit Legend. Each Senior Secured Discount Note issued prior to the Separation Date shall bear the following legend (the "Unit Legend") on the face thereof:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT AT MATURITY OF SENIOR SECURED DISCOUNT NOTES AND TWO
         (2) SHARES (THE "SHARES") OF CLASS C COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 90 DAYS FROM THE DATE OF THE INDENTURE; (II) SUCH EARLIER DATE AS THE INITIAL PURCHASES MAY DETERMINE; AND (III) THE OCCURRENCE OF A CHANGE OF CONTROL. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SHARES."

                  (v) Original Issue Discount Legend. Each Senior Secured Discount Note shall bear a legend in substantially the following form:

         "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $538.46, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $461.54, THE ISSUE DATE IS MARCH 15, 1998 AND THE YIELD TO MATURITY IS 12 3/4% PER ANNUM."

                  (h)      Cancellation and/or Adjustment of Global Notes.

                    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Secured Discount Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Secured Discount Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Discount Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Senior Secured Discount Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Secured Discount Notes for redemption under Section
3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Secured Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Discount Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Secured Discount Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Senior Secured Discount Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Secured Discount
Note is registered as the absolute owner of such Senior Secured Discount Note for the purpose of receiving payment of principal of and interest on such Senior Secured Discount Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted

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

to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.     REPLACEMENT SENIOR SECURED DISCOUNT NOTES.

                  If any mutilated Senior Secured Discount Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Secured Discount Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Secured Discount
Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Secured Discount Note is replaced. The Company may charge for its expenses in replacing a Senior Secured Discount Note.

                  Every replacement Senior Secured Discount Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Secured Discount Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING SENIOR SECURED DISCOUNT  NOTES.

                  The Senior Secured Discount Notes outstanding at any time are all the Senior Secured Discount Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Secured Discount Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Secured Discount Note.

                  If a Senior Secured Discount Note is replaced pursuant to
Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Secured Discount Note is held by a bona fide purchaser.

                  If the principal amount of any Senior Secured Discount Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Secured Discount Notes payable on that date, then on and after that date such Senior Secured Discount Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  Upon a "legal defeasance" pursuant to Article 8 hereof, the Senior Secured Discount Notes shall be deemed to be outstanding to the extent provided in the applicable section of Article 8 hereof.

SECTION 2.09.     TREASURY SENIOR SECURED DISCOUNT  NOTES.

                  In determining whether the Holders of the required principal amount of Senior Secured Discount Notes have concurred in any direction, waiver or consent, Senior Secured Discount Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying

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

on any such direction, waiver or consent, only Senior Secured Discount Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10.     TEMPORARY SENIOR SECURED DISCOUNT NOTES.

                  Until definitive Senior Secured Discount Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Secured Discount Notes. Temporary Senior Secured Discount Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Senior Secured Discount Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Secured Discount Notes in exchange for temporary Senior Secured Discount Notes.

                  Holders of temporary Senior Secured Discount Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.     CANCELLATION.

                  The Company at any time may deliver Senior Secured Discount Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Secured Discount Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Secured Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall, upon written request, return such canceled Senior Secured Discount Notes to the Company. The Company may not issue new Senior Secured Discount Notes to replace Senior Secured Discount Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.     DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Senior Secured Discount Notes, it shall pay the defaulted interest specified in
Section 4.01 hereof in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Secured Discount Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Secured Discount Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

SECTION 3.01.     NOTICES TO TRUSTEE.

                  If the Company elects to redeem Senior Secured Discount Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this

Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Secured Discount Notes to be redeemed and (iv) the redemption price.

                  If the Company is required to make an offer to repurchase Senior Secured Discount Notes pursuant to the provisions of Section 3.09, 4.10 or 4.15 hereof, it shall furnish to the Trustee at least 45 days but not more than 60 days before a repurchase date, an Officers' Certificate setting forth
(i) the Section of this Indenture pursuant to which the repurchase shall occur,
(ii) the repurchase date, (iii) the maximum principal amount of Senior Secured Discount Notes to be repurchased, (iv) the repurchase price and (v) further setting forth a statement to the effect that (a) an Excess Proceeds Offer Triggering Event has occurred and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.15 have been satisfied.

SECTION 3.02.     SELECTION OF SENIOR SECURED DISCOUNT NOTES TO BE REDEEMED.

                  If less than all of the Senior Secured Discount Notes are to be redeemed at any time, selection of Senior Secured Discount Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Secured Discount Notes are listed, or, if the Senior Secured Discount Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Secured Discount Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Secured Discount Notes to be redeemed at its registered address. If any Senior Secured Discount Note is to be redeemed in part only, the notice of redemption that relates to such Senior Secured Discount Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Secured Discount Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Secured Discount Note. On and after the redemption date, interest ceases to accrue on Senior Secured Discount Notes or portions of them called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Discount Notes are to be redeemed at its registered address.

                  The notice shall identify the Senior Secured Discount Notes to be redeemed and shall state:

                  (a)      the redemption date;

                  (b)      the redemption price;

                  (c) if any Senior Secured Discount Note is being redeemed in part, the portion of the principal amount of such Senior Secured Discount Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Discount Note, a new Senior Secured Discount Note or Senior Secured Discount Notes in aggregate principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Senior Secured Discount Note;

                  (d)      the name and address of the Paying Agent;

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

                  (e) that Senior Secured Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Senior Secured Discount Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Senior Secured Discount Notes and/or Section of this Indenture pursuant to which the Senior Secured Discount Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured Discount Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 10 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and that the text of such notice shall be prepared or approved by the Company.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Senior Secured Discount Notes or portions thereof called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE.

                  By 10:00 am on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money, in same-day funds, sufficient to pay the redemption price of, premiums, if any, accrued interest on, and Liquidated Damages, if any, on all Senior Secured Discount Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, premiums, if any, accrued interest on, and Liquidated Damages, if any, on all Senior Secured Discount Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, whether or not such Senior Secured Discount Notes are presented for payment, interest shall cease to accrue on the Senior Secured Discount Notes or the portions of Senior Secured Discount Notes called for redemption. If a Senior Secured Discount Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Secured Discount Note was registered at the close of business on such record date. If any Senior Secured Discount Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Secured Discount Notes and in
Section 4.01 hereof.

SECTION 3.06.     SENIOR SECURED DISCOUNT NOTES REDEEMED IN PART.

                  Upon surrender of a Senior Secured Discount Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Secured Discount Note equal in principal amount to the unredeemed portion of the Senior Secured Discount Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

                  (a) Except as set forth in clause (b) of this Section 3.07, the Senior Secured Discount Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Senior Secured Discount Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

     Year                               Percentage
     ----                               ----------
     2003...........................     106.375%
     2004...........................     104.250%
     2005...........................     102.125%
     2006 and thereafter............     100.000%

                  (b) Notwithstanding the foregoing, at any time prior to March 15, 2001, the Company may, at its option, redeem up to one-third of the aggregate principal amount at maturity of Senior Secured Discount Notes originally offered in the Offering at a redemption price equal to 112.75% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, with the net cash proceeds of an Equity Offering; provided that at least two-thirds of the original aggregate principal amount at maturity of the Senior Secured Discount Notes remains outstanding immediately after the occurrence of such redemption (excluding Senior Secured Discount Notes held by the Company and its Subsidiaries); and provided, further, that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.     MANDATORY REDEMPTION.

                  Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Discount Notes.

SECTION 3.09.     REPURCHASE OFFERS.

                  In the event that the Company shall be required to commence an offer to all Holders to repurchase Senior Secured Discount Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof (an "Excess Proceeds Offer"), or pursuant to Section 4.15 hereof (a "Change of Control Offer") the Company shall follow the procedures specified below.

                  A Repurchase Offer shall commence no later than ten Business Days after a Change of Control (unless the Company is not required to make such offer pursuant to Section 4.15(c) hereof) or an Excess Proceeds Offer Triggering Event, as the case may be, and remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount at maturity of Senior Secured Discount Notes required to be purchased pursuant to Section
4.10 hereof, in the case of an Excess Proceeds Offer, or 4.15 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Secured Discount Notes tendered in response to the Repurchase Offer. Payment for any Senior Secured Discount Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Secured Discount
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Secured Discount Notes pursuant to the Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Secured Discount Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

                  (a) that the Repurchase Offer is being made pursuant to this
Section 3.09 and Section 4.10 or 4.15 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
Date;

                  (c) that any Senior Secured Discount Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (d) that, unless the Company defaults in making such payment, any Senior Secured Discount Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Senior Secured Discount Note purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Senior Secured Discount Note purchased;

                  (f) that Holders electing to have a Senior Secured Discount Note purchased pursuant to any Repurchase Offer shall be required to surrender the Senior Secured Discount Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Secured Discount Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Secured Discount Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Secured Discount Note purchased;

                  (h) that, if the aggregate principal amount at maturity or Accreted Value (as applicable) of Senior Secured Discount Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Secured Discount Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Secured Discount Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Senior Secured Discount Notes were purchased only in part shall be issued new Senior Secured Discount Notes equal in principal amount to the unpurchased portion of the Senior Secured Discount Notes surrendered (or transferred by book-entry transfer).

                  On (or at the Company's election, before) the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Secured Discount Notes or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Senior Secured Discount Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Secured Discount Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Secured Discount Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Secured Discount Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Secured Discount Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Secured Discount Note surrendered. Any Senior Secured Discount Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Senior Secured Discount Notes or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.01.     PAYMENT OF SENIOR SECURED DISCOUNT NOTES.

                  The Company shall pay or cause to be paid the principal of, interest and premium, if any, on the Senior Secured Discount Notes on the dates and in the manner provided in the Senior Secured Discount Notes. Principal, premium, if any, and interest shall be considered paid on the applicable date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Senior Secured Discount Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages or any other premiums, if any, at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Secured Discount Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Secured Discount Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Senior Secured Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.     REPORTS.

                  (a) Whether or not required by the rules and regulations of the Commission, so long as any Senior Secured Discount Notes are outstanding, the Company shall furnish to the Holders of Senior Secured Discount Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company ) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (b) For so long as any Senior Secured Discount Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.     COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and whether any Default or Event of Default shall have occurred under this Indenture or the Collateral Documents (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premiums, if any, interest, or Liquidated Damages, if any, on the Senior Secured Discount Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Senior Secured Discount Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.     TAXES.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or any Restricted Subsidiary of the Company);
(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Secured Discount Notes, except a payment of principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                           (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

                           (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and
         (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition, if any), but only to the extent not included in subclause (i) of this clause (c).

                  The foregoing provisions shall not prohibit (i) the payments and applications of the proceeds to be received by the Company from the issuance of the Units as described under the caption "Use of Proceeds" of the Offering Memorandum (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (iii) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption or repurchase shall be excluded from clause (c) of the preceding paragraph; (v) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; and (vi) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any twelve-month period plus the aggregate cash proceeds received by the Company (or any of its Restricted Subsidiaries) during any such twelve-month period from any issuance of Equity Interests by the Company (or any of its Restricted Subsidiaries) to members of management of the Company (or any of its Restricted Subsidiaries) (provided that such proceeds are excluded from clause (c) of the preceding paragraph; and provided, further, that such repurchase, redemption or other acquisition or retirement may not include any Equity Interests owned, directly or indirectly, but the Principals.

                  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, with respect to such dividend and other payment restrictions than those as in effect on the date of this Indenture, (b) this Indenture and the Senior Secured Discount Notes, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (g) restrictions relating to a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing, (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale,
(i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of
Section 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness.

SECTION 4.09.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that so long as no Default or Event of Default has occurred or is continuing, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.75 to 1, if such additional Indebtedness is incurred prior to March 15, 2000, or at least 2.0 to 1, if such additional Indebtedness is incurred on or after March 15, 2000, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

                  The Company shall not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Secured Discount Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

                  The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness from a bank or other financial institution in an aggregate principal amount not to exceed $200.0 million at any one time outstanding, less any Net Proceeds of Asset Sales applied to permanently reduce any such Indebtedness pursuant to Section 4.10 hereof;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, other than pursuant to the Fonda Credit Facility or the Sweetheart Credit Facilities;

                  (iii) the incurrence by the Company of Indebtedness represented by the Senior Secured Discount Notes and this Indenture;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (v) and any Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (v), does not exceed $5.0 million;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (ii), (iii), (iv) or (v) of this paragraph;

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries;

provided, however, that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

                  (ix) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) not to exceed $25.0 million at any one time outstanding.

                  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms shall not be deemed to be an incurrence of Indebtedness for purposes of this Section; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

SECTION 4.10.     ASSET SALES AND EVENTS OF LOSS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Secured Discount Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

                  Within 365 days after the Company's or any Restricted Subsidiary's receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds (a) to permanently repay Indebtedness of a Restricted Subsidiary of the Company (and, in the case of revolving borrowings, to correspondingly reduce commitments with respect thereto), or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall be required to make an offer to all Holders of Senior Secured Discount Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Secured Discount Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of purchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any), in accordance with the procedures set forth in this Indenture; provided however, that such offer will not be required if the application of such Excess Proceeds to repurchase Senior Secured Discount Notes would cause an Event of Default under the Subsidiary Debt Instruments. If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof is less than the amount of Excess Proceeds, the Company may use such Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Secured Discount Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing with total assets in excess of $1.0 billion, except with respect to transactions in the ordinary course of business and consistent with past practice between the Company or any of its Restricted Subsidiaries and Four M, CEG or any of their respective subsidiaries; provided that the following shall not be deemed to be Affiliate Transactions: (1) the Indenture of Lease dated as of January 1, 1995, between Dennis Mehiel and Fonda relating to the Jacksonville Facility except for any purchases of property by Fonda that may arise thereunder; (2) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary in an amount not to exceed $1.0 million per annum; (3) transactions between or among the Company and its Restricted Subsidiaries; (4) Restricted Payments and Permitted Investments that are permitted by Section 4.07 hereof; and (5) transactions entered into in connection with the Transactions.

SECTION 4.12.     LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.     LINE OF BUSINESS.

                  The Company shall not, and shall not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.14.     CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Secured Discount Notes.

SECTION 4.15.     OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer to each Holder of Senior Secured Discount Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Discount Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase) (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Discount Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Discount Notes as a result of a Change of Control.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Secured Discount Notes or portions thereof properly tendered pursuant to the Change of Control Offer,
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Secured Discount Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Secured Discount Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Senior Secured Discount Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Secured Discount Notes so tendered the Change of Control Payment for such Senior Secured Discount Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Discount Note equal in principal amount at maturity to any unpurchased portion of the Senior Secured Discount Notes surrendered, if any; provided that each such new Senior Secured Discount Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Secured Discount Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16. LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK IN WHOLLY OWNED RESTRICTED SUBSIDIARIES.

                  The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof, and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.17.     LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS.

                  The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company , other than any such Indebtedness incurred pursuant to clauses (i) and (ii) of the definition of Permitted Debt, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Senior Secured Discount Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Restricted Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Senior Secured Discount Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

SECTION 4.18.     PAYMENTS FOR CONSENT.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Secured Discount Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Secured Discount Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Secured Discount Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Senior Secured Discount Notes, the Pledge Agreement and this Indenture pursuant to supplemental agreements in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Secured Discount Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

                  Each of the following constitutes an "Event of Default":

                  (a) default for 30 days in the payment when due of interest on the Senior Secured Discount Notes;

                  (b) default in payment when due of the principal of or premium, or Liquidated Damages, if any, on the Senior Secured Discount Notes;

                  (c) failure by the Company or any of its Subsidiaries to comply with the provisions described under Sections 4.07, 4.09, 4.10, 4.15 and
5.01 hereof;

                  (d) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in this Indenture, the Senior Secured Discount Notes or the Pledge Agreement;

                  (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgments or (b) such judgments are not paid, discharged or stayed for a period of 45 days;

                  (g) breach by the Company of any material representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any material covenant set forth in the Pledge Agreement, or repudiation by the Company of its material obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason;

                  (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                        (i)    commences a voluntary case,

                        (ii) consents to the entry of an order for relief against it in an involuntary case,

                        (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                        (iv) makes a general assignment for the benefit of its creditors, or

                        (v) generally is not paying its debts as they become due; or

                  (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case,

                        (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, or

                        (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.     ACCELERATION.

                  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Secured Discount Notes may declare all the Senior Secured Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Secured Discount Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Senior Secured Discount Notes, all principal of and accrued interest on and Liquidated Damages, if any (if on or after March 15, 2003) or Accreted Value and Liquidated Damages, if any (if prior to March 15, 2003), of the Senior Secured Discount Notes shall be due and payable immediately. Holders of the Senior Secured Discount Notes may not enforce this Indenture or the Senior Secured Discount Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Secured Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Secured Discount Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Secured Discount Notes. If an Event of Default occurs prior to March 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Secured Discount Notes prior to March 15, 2003, then the premium specified herein shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Secured Discount Notes.

      Year                          Percentage
      ----                          ----------
      1998.......................... 117.000%
      1999.......................... 114.875%
      2000.......................... 112.750%
      2001.......................... 110.625%
      2002.......................... 108.500%

SECTION 6.03.     OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest on, premiums, or Liquidated Damages, if any, on the Senior Secured Discount Notes or to enforce the performance of any provision of the Senior Secured Discount Notes, this Indenture or any Collateral Document.

                  The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Discount Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Secured Discount Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

                  Holders of a majority in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding by notice to the Trustee (and without notice to any other Holders) may on behalf of the Holders of all of the Senior Secured Discount Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premiums, if any, or interest on, the Senior Secured Discount Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Secured Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

                  Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, subject to certain exceptions. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Secured Discount Notes or that may involve the Trustee in personal liability.

SECTION 6.06.     LIMITATION ON SUITS.

                  A Holder of a Senior Secured Discount Note may pursue a remedy with respect to this Indenture or the Senior Secured Discount Notes only if:

                  (a) the Holder of a Senior Secured Discount Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Senior Secured Discount Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Senior Secured Discount Note or Holders of Senior Secured Discount Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Secured Discount Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Senior Secured Discount Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Discount Note or to obtain a preference or priority over another Holder of a Senior Secured Discount Note.

SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, but subject to the provisions of Sections 6.04 and 6.06, the right of any Holder of a Senior Secured Discount Note to receive payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Senior Secured Discount Note, on or after the respective due dates expressed in the Senior Secured Discount Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premiums, if any, interest or Liquidated Damages, if any, remaining unpaid on the Senior Secured Discount Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized (a) to file proofs of claim for the whole amount of the principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Secured Discount Notes and to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Discount Notes allowed in such judicial proceedings and (b) to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, prior to any payment to such Holder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Discount Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

                  If the Trustee collects any money pursuant to this Section 6.10, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Senior Secured Discount Notes for amounts due and unpaid on the Senior Secured Discount Notes for principal, premium, if any, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Secured Discount Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Senior Secured Discount Notes pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Secured Discount Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Discount Notes.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Collateral Documents.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture or any Collateral Document that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) No provision of this Indenture or in any of the Collateral Documents shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Collateral Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this right may subject the Trustee to personal environmental liability.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.     RIGHTS OF TRUSTEE.

                  (a) Subject to Section 7.01(b)(ii), the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Collateral Documents.

                  (e) Unless otherwise specifically provided in this Indenture or any Collateral Document, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Document at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this right may subject the Trustee to personal environmental liability.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Discount Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

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SECTION 7.04.     TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Senior Secured Discount Notes or the Collateral Documents, it shall not be accountable for the Company's use of the proceeds from the Senior Secured Discount Notes or the use or application of any money paid to the Company or upon the Company's direction under any provision of this Indenture or any Collateral Document, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Secured Discount Notes or any registration statement for the Senior Secured Discount Notes (other than statements in any Form T-1 filed with the SEC under the TIA) or in this Indenture or in the Collateral Documents other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Secured Discount Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Senior Secured Discount Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured Discount Notes.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SECURED DISCOUNT
                  NOTES.

                  Within 60 days after each July 31 beginning with the July 31 following the date of this Indenture, and for so long as Senior Secured Discount Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Discount Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

                  A copy of each report at the time of its mailing to the Holders of Senior Secured Discount Notes shall be mailed to the Company and filed with the SEC, if accepted, and each stock exchange on which the Senior Secured Discount Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Senior Secured Discount Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the Collateral Documents and services in accordance with any provision of this Indenture or any Collateral Document as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture or any Collateral Document. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

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

                  The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and under the Collateral Documents, including the costs and expenses of enforcing this Indenture and the Collateral Documents against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Secured Discount Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Secured Discount Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.     REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 45 days prior to the date of the proposed resignation. The Holders of Senior Secured Discount Notes of a majority in principal amount of the then outstanding Senior Secured Discount Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian, receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee otherwise becomes incapable of acting.

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

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Secured Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Secured Discount Notes of at least 10% in principal amount of the then outstanding Senior Secured Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Senior Secured Discount Note who has been a Holder of a Senior Secured Discount Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Secured Discount Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Collateral Documents. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Discount Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall comply with TIA ss. 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                  The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.

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                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Secured Discount Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Secured Discount Notes, and any Collateral Documents to which it is a party, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Secured Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Secured Discount Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Secured Discount Notes to receive payments in respect of the principal amount at maturity or Accreted Value (as applicable) of, and premium, if any, interest and Liquidated Damages, if any, on such Senior Secured Discount Notes when such payments are due from the trust described in Section 8.04 hereof, as more fully set forth in such Section, (b) the Company's obligations with respect to the Senior Secured Discount Notes concerning issuing temporary Senior Secured Discount Notes, registration of Senior Secured Discount Notes, mutilated, destroyed, lost or stolen Senior Secured Discount Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 5.01 and 5.02 hereof with respect to the outstanding Senior Secured Discount Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured Discount Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Secured Discount Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Secured Discount Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by

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

reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Secured Discount Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section
8.03 hereof, subject to the satisfaction of the conditions set forth in Section
8.04 hereof and Sections 6.01(c) through 6.01(h) shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Senior Secured Discount
Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Secured Discount Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount at maturity of or Accreted Value (as applicable), premium, if any, interest and Liquidated Damages, if any, on the outstanding Senior Secured Discount Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Secured Discount Notes are being defeased to maturity or to a particular redemption date;

                  (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Secured Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Secured Discount Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

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

                  (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Secured Discount Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Secured Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Secured Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Secured Discount Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Secured Discount Notes.

                  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premiums, if any, interest on, and Liquidated Damages on, if any, any Senior Secured Discount Note and remaining unclaimed for two years after such principal, premiums, if any, interest, and Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Secured Discount Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease;

provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Secured Discount Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Secured Discount Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Secured Discount Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.08.     SENIOR SECURED DISCOUNT  NOTE COLLATERAL.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to either Section 8.02 or 8.03 hereof, the Collateral, except the funds in the trust funds described in Section 8.04 hereof, shall be released pursuant to Section 10.03 hereof.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES.

                  Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture, the Senior Secured Discount Notes or the Collateral Documents without the consent of any Holder of a Senior Secured Discount Note:

                  (a)      to cure any ambiguity, defect or inconsistency,

                  (b) to provide for uncertificated Senior Secured Discount Notes in addition to or in place of certificated Senior Secured Discount Notes,

                  (c) to provide for the assumption of the Company's obligations to Holders of Senior Secured Discount Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets,

                  (d) to make any change that would provide any additional rights or benefits to the Holders of Senior Secured Discount Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, or

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

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

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES.

                  Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Collateral Documents and the Senior Secured Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Senior Secured Discount Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Senior Secured Discount Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premiums on, if any, interest on, or Liquidated Damages on, if any, the Senior Secured Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Secured Discount Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Senior Secured Discount Notes).

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Secured Discount Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Senior Secured Discount Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Senior Secured Discount Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Secured Discount Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Secured Discount Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Senior Secured Discount Notes whose Holders must consent to an amendment, supplement or waiver,

                  (ii) reduce the principal amount at maturity of, change the fixed maturity of, alter the provisions with respect to the redemption of the Senior Secured Discount Notes (other than provisions relating to Sections 4.10 and 4.15 hereof) or amend or modify the calculation of Accreted Value so as to reduce the amount of the Accreted Value of the Senior Secured Discount Notes,

                  (iii) reduce the rate of or change the time for payment of interest on any Senior Secured Discount Note,

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Secured Discount Notes (except a rescission of acceleration of the Senior Secured Discount Notes by the Holders of at least a majority in aggregate principal amount at maturity of the Senior Secured Discount Notes and a waiver of the payment default that resulted from such acceleration),

                  (v) make any Senior Secured Discount Note payable in money other than that stated in the Senior Secured Discount Notes,

                  (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Secured Discount Notes to receive payments of principal of or premium, if any, or interest on the Senior Secured Discount Notes,

                  (vii) waive a redemption or repurchase payment with respect to any Senior Secured Discount Note (other than a payment required by Sections
4.10 and 4.15 hereof),

                  (viii) make any change in the foregoing amendment and waiver provisions or

                  (ix) modify any provision of this Indenture with respect to the priority of the Senior Secured Discount Notes in right of payment. Notwithstanding the foregoing, any amendment or waiver to Section 4.15 hereof will require the consent of the Holders of at least two-thirds in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding if such amendment would adversely affect the rights of Holders of the Senior Secured Discount Notes.

SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Senior Secured Discount Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect. SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Discount Note is a continuing consent by the Holder of a Senior Secured Discount Note and every subsequent Holder of a Senior Secured Discount Note or portion of a Senior Secured Discount Note that evidences the same debt as the consenting Holder's Senior Secured Discount Note, even if notation of the consent is not made on any Senior Secured Discount Note. However, any such Holder of a Senior Secured Discount Note or subsequent Holder of a Senior Secured Discount Note may revoke the consent as to its Senior Secured Discount Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF SENIOR SECURED DISCOUNT NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Discount Note thereafter authenticated. The Company in exchange for all Senior Secured Discount Notes may issue and the Trustee shall authenticate new Senior Secured Discount Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Senior Secured Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                            COLLATERAL AND SECURITY

SECTION 10.01.    COLLATERAL DOCUMENTS.

                  The due and punctual payment of the principal of, premiums on, if any, interest on, or Liquidated Damages on, if any, the Senior Secured Discount Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premiums on, if any, interest on and Liquidated Damages on, if any (to the extent permitted by law), on the Senior Secured Discount Notes and performance of all other obligations of the Company to the Holders of Senior Secured Discount Notes or the Trustee under this Indenture and the Senior Secured Discount Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents which the Company has entered into simultaneously with the execution of this Indenture and any Collateral Documents to be entered into subsequent to the date of this Indenture pursuant to the terms hereof. Each Holder of Senior Secured Discount Notes, by its acceptance thereof, consents and agrees to the terms of each Collateral Document (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee, as agent for the ratable benefit of the Holders to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be reasonably necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Secured Discount Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Company under this Indenture, the Senior Secured Discount Notes and the Collateral Documents and the Obligations of the Subsidiaries under the Collateral Documents, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Secured Discount Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens permitted by the applicable Collateral Document.

SECTION 10.02.    RECORDING AND OPINIONS.

                  (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either
(i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by this Indenture and the Collateral Documents, and reciting with respect to the security interests in the Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

                  (b) The Company shall furnish to the Trustee on June 1 in each year beginning with June 1, 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Collateral Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Secured Discount Notes and the Trustee hereunder and under the Collateral Documents with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

                  (c) The Company shall otherwise comply with the provisions of TIA ss. 314(b).

SECTION 10.03.    RELEASE OF COLLATERAL.

                  (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale, the Collateral Agent shall, at the sole cost and expense of the Company, release (i) Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall comply with Sections 4.10 and 10.11 hereof. Upon receipt of such Officers' Certificate, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

                  (b) No Collateral shall be released from the Lien and security interest created by the Collateral Documents pursuant to the provisions of the Collateral Documents unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

                  (c) At any time when a Payment Default or a Bankruptcy Default (as such terms are defined in the Pledge Agreement) or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of the Collateral Documents shall be effective as against the Holders of Senior Secured Discount Notes.

                  (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents or this Indenture and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents or this Indenture, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04.    CERTIFICATES OF THE COMPANY.

                  The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents, (i) all documents required by TIA ss.314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05.    CERTIFICATES OF THE TRUSTEE.

                  In the event that the Company wishes to release Collateral in accordance with the Collateral Documents or Section 4.10 hereof and has delivered the certificates and documents required by the Collateral Documents and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss. 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

                  Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Secured Discount Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents, and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company under this Indenture, the Senior Secured Discount Notes and the Collateral Documents. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Secured Discount Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Senior Secured Discount Notes or of the Trustee). The Trustee is not obligated to foreclose on the Collateral, even if indemnity is offered, if this right may subject the Trustee to personal environmental liability.

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

                  Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Collateral Documents or otherwise available to it, all of the rights and remedies provided for by the applicable Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having being given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and placed fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  Any cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be deposited in a separate bank account of the Trustee created for such purpose and applied (unless otherwise provided for in the Collateral Documents and after payment of any and all amounts payable to the Trustee pursuant to this Indenture), as the Trustee shall determine or as the Holders shall direct pursuant to Section 6.05 hereof, (i) against the Obligations of the Company under this Indenture, the Senior Secured Discount Notes and the Collateral Documents for the ratable benefit for the Holders, (ii) to maintain or otherwise protect the Collateral or (iii) to take such other action to protect the other rights of the Holders or to take any other appropriate action or remedy for the benefit of the Holders. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the Obligations of the Company under this Indenture, the Senior Secured Discount Notes or the Collateral Documents shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

SECTION 10.08.    TERMINATION OF SECURITY INTEREST.

                  Upon the payment in full of all Obligations of the Company under this Indenture, the Senior Secured Discount Notes and the Collateral Documents, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents.

SECTION 10.09.    COOPERATION OF TRUSTEE.

                  In the event the Company pledges or grants a security interest in additional Collateral, the Trustee shall cooperate with the Company in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Collateral Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Collateral Documents, in the event that the Company engages in any transaction pursuant to
Section 10.03, the Trustee shall cooperate with the Company in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

                                  ARTICLE 11.
                                 MISCELLANEOUS

SECTION 11.01.    TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

SECTION 11.02.    NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company:

                           SF Holdings Group, Inc.
                           115 Stevens Avenue
                           Valhalla, New York 10595
                           Telecopier No.: (914) 747-2774
                           Attention:  Harvey Friedman

                  With a copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, NY 10022
                           Telecopier No.:  (212) 715-8000
                           Attention:  Mike Nelson

                  If to the Trustee:

                           The Bank of New York
                           101 Barclay Street,  21 West
                           New York, NY  10286
                           Telecopier No.:  (212) 815-5915
                           Attention:  Corporate Trust Administrator

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR SECURED DISCOUNT NOTES WITH OTHER HOLDERS OF SENIOR SECURED DISCOUNT NOTES.

                  Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Secured Discount Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.    RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Secured Discount Notes, this Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Secured Discount Notes by accepting a Senior Secured Discount Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy

SECTION 11.08.    GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SECURED DISCOUNT NOTES AND THE COLLATERAL DOCUMENTS.

SECTION 11.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.    SUCCESSORS.

                  All agreements of the Company in this Indenture and the Senior Secured Discount Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11.    SEVERABILITY.

                  In case any provision in this Indenture or in the Senior Secured Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.



                         [Signatures on following page]

                                         SIGNATURES

Dated as of March 12, 1998

                                             SF HOLDINGS GROUP, INC.


                                             BY: /s/ Hans Heinsen
                                                -------------------------------
                                                 Name:  Hans Heinsen
                                                 Title: Chief Financial Officer


Attest:

/s/ Harvey L. Friedman
-------------------------
Name:  Harvey L. Friedman
Title: Secretary









                                               THE BANK OF NEW YORK


                                               BY: /s/ Mary Jane Morrisey
                                                  -----------------------------
                                               Name:  Mary Jane Morrisey
                                               Title: Vice President

                                  EXHIBIT A-1
                                 (Face of Note)

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $538.46, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $461.54, THE ISSUE DATE IS MARCH 12, 1998 AND THE YIELD TO MATURITY IS 12 3/4% PER ANNUM.

              12 3/4% Series A Senior Secured Discount Notes due 2008

CUSIP No. 784141AB9

No. 1                                                     $
                                                            ------------------

                            SF HOLDINGS GROUP, INC.

promises to pay to
                   ---------------------------------------

or registered assigns,
         the principal sum of
                               -------------------------------

Dollars on March 15, 2008.

Interest Payment Dates:  March 15, and September 15

Record Dates:  March 1, and September 1

                                                      DATED:            , 1998
                                                            ------------

                                                      SF HOLDINGS GROUP, INC.



                                                   BY:
                                                      ----------------------
                                                       Name:
                                                       Title:

                                                                (SEAL)

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

The Bank of New York,
as Trustee
By:
  -------------------------

Dated:
     -----------------------

                                 (Back of Note)


                12 3/4% Senior Secured Discount Notes due 2008

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND

(IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 IN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF SENIOR SECURED DISCOUNT NOTES AND 2 SHARES (THE "SHARES") OF CLASS C COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 90 DAYS FROM THE DATE OF THE INDENTURE; (II) SUCH EARLIER DATE AS THE INITIAL PURCHASERS MAY DETERMINE; AND (III) THE OCCURRENCE OF A CHANGE OF CONTROL. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SHARES.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. SF Holdings Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Secured Discount Note at 12 3/4% per annum in the manner specified below and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to March 15, 2003. Thereafter, the Company will pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15 each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Secured Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Secured Discount Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Secured Discount Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Secured Discount Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Discount Notes will be payable as to principal, premium, if any, and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on, all Global Notes and all other Senior Secured Discount Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE AND PLEDGE AGREEMENT. The Company issued the Senior Secured Discount Notes under an Indenture dated as of March 12, 1998 ("Indenture") between the Company and the Trustee. The terms of the Senior Secured Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Secured Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Discount Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Discount Note are a secured obligations of the Company limited to $77.5 million in aggregate principal amount, at maturity. The Senior Secured Discount Notes are secured by a pledge of all of the Capital Stock owned by the Company of, and all intercompany notes issued in favor of the Company by, all of the current and future Restricted Subsidiaries of the Company pursuant to the Pledge Agreement referred to in the Indenture.

                  5. OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Senior Secured Discount Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Senior Secured Discount Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

        Year                              Percentage
        ----                              ----------
       2003............................  106.375%
       2004............................  104.250%
       2005............................  102.125%
       2006 and thereafter.............  100.000 %

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2001, the Company may, at its option, redeem up to one-third of the aggregate principal amount at maturity of Senior Secured Discount Notes originally offered in the Offering at a redemption price equal to 112.75% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, with the net cash proceeds of an Equity Offering; provided that at least two-thirds of the original aggregate principal amount at maturity of the Senior Secured Discount Notes remains outstanding immediately after the occurrence of such redemption (excluding Senior Secured Discount Notes held by the Company and its Subsidiaries); and provided, further that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                  6. MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Discount Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer to each Holder of Senior Secured Discount Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Discount Notes pursuant to an offer (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall commence an offer to all Holders of Senior Secured Discount Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Senior Secured Discount Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of purchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any), in accordance with the procedures set forth in the Indenture; provided, however, that such offer shall not be required if the application of such Excess Proceeds to repurchase Senior Secured Discount Notes would cause an Event of Default under the Subsidiary Debt Instruments. If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof is less than the Excess Proceeds, the Company may use such Excess Proceeds for general corporate purposes (subject to restrictions of the Indenture). If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Secured Discount Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Senior Secured Discount Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Secured Discount Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Secured Discount Notes.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Discount Notes are to be redeemed at its registered address. Senior Secured Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Secured Discount Senior Secured Discount Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Secured Discount Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Secured Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Secured Discount Notes may be registered and Senior Secured Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Secured Discount Note or portion of a Senior Secured Discount Note selected for redemption, except for the unredeemed portion of any Senior Secured Discount Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Senior Secured Discount Notes for a period of 15 days before a selection of Senior Secured Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Secured Discount Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Secured Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Senior Secured Discount Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Secured Discount Notes), and subject to Sections 6.04 and 6.07 of the Indenture any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premiums on, if any, interest on or Liquidated Damages on, if any, the Senior Secured Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Senior Secured Discount Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes voting as a single class. Without the consent of any Holder of Senior Secured Discount Notes, the Indenture or the Senior Secured Discount Notes may be amended or supplemented by the Company and the Trustee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Secured Discount Notes in addition to or in place of certificated Senior Secured Discount Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Secured Discount Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Secured Discount Notes; (ii) default in payment when due of the principal of or premium, or Liquidated Damages, if any, on the Senior Secured Discount Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Subsidiaries to comply with Sections 4.07, 4.09, 4.10,
4.15 and 5.01 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture, the Senior Secured Discount Notes or the Pledge Agreement; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 45 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Secured Discount Notes may declare all the Senior Secured Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Secured Discount Notes will become due and payable without further action or notice. Upon any acceleration of maturity of the Senior Secured Discount Notes, all principal of and accrued interest on and Liquidated Damages, if any (if on or after March 15, 2003) or Accreted Value and Liquidated Damages, if any (if prior to March 15, 2003), of the Senior Secured Discount Notes shall be due and payable immediately. Holders may not enforce the Indenture or the Senior Secured Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Secured Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding by notice to the Trustee (and without notice to any other Holder) may on behalf of the Holders of all of the Senior Secured Discount Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premiums, if any, or interest on, the Senior Secured Discount Notes (including in connection with an offer to purchase) (provided, however, that Holders of a majority in aggregate principal amount of the then outstanding Senior Secured Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Senior Secured Discount Notes, the Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Secured Discount Notes by accepting a Senior Secured Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

                  15. AUTHENTICATION. This Senior Secured Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Senior Secured Discount Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 12, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  18.......CUSIP NUMBERS. Pursuant to a recommendation
promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Secured Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Pledge Agreement and/or the Registration Rights Agreement. Requests may be made to:

                  SF Holdings Group, Inc.
                  115 Stevens Avenue
                  Valhalla, New York  10595
                  Attention:  General Counsel

                                ASSIGNMENT FORM

To assign this Senior Secured Discount Note, fill in the form below: (I) or
(we) assign and transfer this Senior Secured Discount Note to



-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------
to transfer this Senior Secured Discount Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:
     --------------------------
                                     Your Signature:
                                                    --------------------------
                                     (Sign exactly as your name appears on
                                     the face of this Senior Secured
                                     Discount Note)


SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Senior Secured Discount Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                  [ ] Section 4.10              [ ] Section 4.15

                  If you want to elect to have only part of the Senior Secured Discount Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
 -----------




Date:                      Your Signature:
     -------------                        ------------------------------------
                                          (Sign  exactly  as your name  appears
                                          on the Senior Secured Discount Note)

                              Tax Identification No:
                                                   ---------------------------

SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                Principal Amount
                 Amount of decrease in  Amount of increase in    at maturity of          Signature of
                   Principal Amount        Principal Amount      this Global Note      authorized officer
                    at maturity of          at maturity of         following such        of Trustee or
Date of Exchange   this Global Note        this Global Note     decrease (or increase)   Note Custodian
----------------   ----------------        ----------------     ----------------------   --------------


                                  EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $538.46, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $461.54, THE ISSUE DATE IS MARCH 12, 1998 AND THE YIELD TO MATURITY IS 12 3/4% PER ANNUM.

                   12 3/4% Senior Secured Discount Notes due 2008

CUSIP NO. U81817AB1
CINS NO. USU81817AA38

No. 1                                                  $
                                                        -----------------------
                            SF HOLDINGS GROUP, INC.

promises to pay to
                   -------------------------------------------
or registered assigns,

the principal sum of
                    ----------------------------------------------
Dollars on March 15, 2008

Interest Payment Dates: March 15, and September 15

Record Dates:  March 1, and September 1

                                             DATED:                     , 1998
                                                  ----------------------

                                             SF HOLDINGS GROUP, INC.



                                             BY:
                                                  ----------------------------
                                                  Name:
                                                  Title:

This is one of the Global
Notes referred to in the                                     [(SEAL)]
within-mentioned Indenture:

The Bank of New York,
as Trustee

By:
  ----------------------------
Dated:
      ----------------------------


                                      A2-1

                  (Back of Regulation S Temporary Global Note)

                12 3/4% Senior Secured Discount Notes due 2008

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSIST OF $1,000 IN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF SENIOR SECURED DISCOUNT NOTES AND 2 SHARES (THE "SHARES") OF CLASS C COMMON STOCK, PAR VALUE $.001 PER SHARE, OF THE COMPANY. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (I) 90 DAYS FROM THE DATE OF THE INDENTURE; (II) SUCH EARLIER DATE AS THE INITIAL PURCHASERS MAY DETERMINE; AND (III) THE OCCURRENCE OF A CHANGE OF CONTROL. THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE SHARES.

                                      A2-2

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. SF Holdings Group, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Secured Discount Note at 12 3/4% per annum in the manner specified below and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest will not accrue prior to March 15, 2003. Thereafter, the Company will pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15 each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Secured Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Senior Subordinated Notes under the Indenture.

                  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Secured Discount Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Senior Secured Discount Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Secured Discount Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Discount Notes will be payable as to principal, premium, if any, and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on, all Global Notes and all other Senior Secured Discount Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE AND PLEDGE AGREEMENT. The Company issued the Senior Secured Discount Notes under an Indenture dated as of March 12, 1998 ("Indenture") between the Company and the Trustee. The terms of the Senior Secured Discount Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.

                                      A2-3

Code ss.ss. 77aaa-77bbbb). The Senior Secured Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Discount Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Discount Notes are secured obligations of the Company limited to $77.5 million in aggregate principal amount, at maturity. The Senior Secured Discount Notes are secured by a pledge of all of the Capital Stock owned by the Company of, and all intercompany notes issued in favor of the Company by, all of the current and future Restricted Subsidiaries of the Company pursuant to the Pledge Agreement referred to in the Indenture.

                  5. OPTIONAL REDEMPTION.

                  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Senior Secured Discount Notes shall not be redeemable at the Company's option prior to March 15, 2003. Thereafter, the Senior Secured Discount Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

      Year                                Percentage
      ----                                ----------
      2003..............................  106.375%
      2004..............................  104.250%
      2005..............................  102.125%
      2006 and thereafter...............  100.000 %

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 15, 2001, the Company may, at its option, redeem up to one-third of the aggregate principal amount at maturity of Senior Secured Discount Notes originally offered in the Offering at a redemption price equal to 112.75% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, with the net cash proceeds of an Equity Offering; provided that at least two-thirds of the original aggregate principal amount at maturity of the Senior Secured Discount Notes remains outstanding immediately after the occurrence of such redemption (excluding Senior Secured Discount Notes held by the Company and its Subsidiaries); and provided, further that any such redemption shall occur within 60 days of the date of the closing of such Equity Offering.

                  6. MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Secured Discount Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer to each Holder of Senior Secured Discount Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Discount Notes pursuant to an offer (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal

                                      A2-4
amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of repurchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, as of the date of repurchase) (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall commence an offer to all Holders of Senior Secured Discount Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Senior Secured Discount Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, in the case of purchases of Senior Secured Discount Notes prior to March 15, 2003, at a purchase price equal to 100% of the Accreted Value thereof, plus Liquidated Damages thereon, if any), in accordance with the procedures set forth in the Indenture; provided, however, that such offer shall not be required if the application of such Excess Proceeds to repurchase Senior Secured Discount Notes would cause an Event of Default under the Subsidiary Debt Instruments. If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof is less than the Excess Proceeds, the Company may use such Excess Proceeds for general corporate purposes (subject to restrictions of the Indenture). If the aggregate purchase price of Senior Secured Discount Notes tendered into such Asset Sale Offer by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Secured Discount Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Senior Secured Discount Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Senior Secured Discount Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Secured Discount Notes.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Discount Notes are to be redeemed at its registered address. Senior Secured Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Secured Discount Senior Secured Discount Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Secured Discount Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Secured Discount Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Secured Discount Notes may be registered and Senior Secured Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Secured Discount Note or portion of a Senior Secured Discount Note selected for redemption, except for the unredeemed portion of any Senior Secured Discount Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Senior Secured Discount Notes for a period of 15 days before a selection of Senior Secured Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                                      A2-5

                  This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Secured Discount Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Secured Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Senior Secured Discount Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Secured Discount Notes), and subject to Sections 6.04 and 6.07 of the Indenture any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premiums on, if any, interest on or Liquidated Damages on, if any, the Senior Secured Discount Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Senior Secured Discount Notes or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes voting as a single class. Without the consent of any Holder of Senior Secured Discount Notes, the Indenture or the Senior Secured Discount Notes may be amended or supplemented by the Company and the Trustee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Secured Discount Notes in addition to or in place of certificated Senior Secured Discount Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Secured Discount Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Senior Secured Discount Notes; (ii) default in payment when due of the principal of or premium, or Liquidated Damages, if any, on the Senior Secured Discount Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company or any of its Subsidiaries to comply with Sections 4.07, 4.09, 4.10,
4.15 and 5.01 of the Indenture; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with any of its other agreements in the Indenture, the Senior Secured Discount Notes or the Pledge Agreement; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 45 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the then outstanding Senior Secured Discount Notes may declare all the Senior Secured Discount Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Secured Discount Notes will become due and payable without further action or notice. Upon any

                                      A2-6
acceleration of maturity of the Senior Secured Discount Notes, all principal of and accrued interest on and Liquidated Damages, if any (if on or after March 15, 2003) or Accreted Value and Liquidated Damages, if any (if prior to March 15, 2003), of the Senior Secured Discount Notes shall be due and payable immediately. Holders may not enforce the Indenture or the Senior Secured Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Secured Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Secured Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Senior Secured Discount Notes then outstanding by notice to the Trustee (and without notice to any other Holder) may on behalf of the Holders of all of the Senior Secured Discount Notes waive an existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premiums, if any, or interest on, the Senior Secured Discount Notes (including in connection with an offer to purchase) (provided, however, that Holders of a majority in aggregate principal amount of the then outstanding Senior Secured Discount Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of the Company, as such, shall have any liability for any obligations of the Company under the Senior Secured Discount Notes, the Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Secured Discount Notes by accepting a Senior Secured Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Discount Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

                  15. AUTHENTICATION. This Senior Secured Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Senior Secured Discount Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of March 12, 1998, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                                      A2-7

                  18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Secured Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.




                                      A2-8

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Pledge Agreement and/or the Registration Rights Agreement. Requests may be made to:

                  SF Holdings Group, Inc.
                  115 Stevens Avenue
                  Valhalla, New York  10595
                  Attention:  General Counsel



                                      A2-9

                                ASSIGNMENT FORM

To assign this Senior Secured Discount Note, fill in the form below: (I) or
(we) assign and transfer this Senior Secured Discount Note to


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                  (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ------------------------------------------------------
to transfer this Senior Secured Discount Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Date:
      --------------------

                             Your Signature:
                                            ----------------------------------
                                           (Sign  exactly  as your name appears
                                           on the Senior Secured Discount Note)



SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.




                                      A2-10

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Senior Secured Discount Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

         [ ] Section 4.10      [ ] Section 4.15

                  If you want to elect to have only part of the Senior Secured Discount Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
 -----------

-------------------------------------------------------------------------------

Date:                       Your Signature:
    ------------------                     ------------------------------------
                                           (Sign  exactly as your name appears
                                           on the Senior Secured Discount Note)


                            Tax Identification No.:
                                                  -----------------------------

SIGNATURE GUARANTEE.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      A2-11

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

                  The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:


                       Amount of                              Principal Amount
                      decrease in     Amount of increase in  at maturity of this        Signature of
                    Principal Amount   Principal Amount          Global Note        authorized officer
                    at maturity of      at maturity of         following such       of Trustee or Note
Date of Exchange   this Global Note     this Global Note    decrease (or increase)        Custodian
----------------   ----------------     ----------------    ----------------------        ---------




                                     A2-12

                                   EXHIBIT B


                        FORM OF CERTIFICATE OF TRANSFER

SF Holdings Group, Inc.
115 Stevens Avenue
Valhalla, New York  10595

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10286

                  Re:      Senior Secured Discount Notes due 2008

                  Reference is hereby made to the Indenture, dated as of March 12, 1998 (the "Indenture"), between SF Holdings Group, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               , (the "Transferor") owns and proposes to
transfer the Senior Secured Discount Note[s] or interest in such Senior Secured Discount Note[s] specified in Annex A hereto, in the principal amount of
$            in such Senior Secured Discount Note[s] or interests (the
"Transfer"), to            (the "Transferee"), as further specified in Annex A
hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of

Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Senior Secured Discount Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and under the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                    --------------------------------------
                                    [Insert Name of Transferor]



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Dated:            ,
     -------------  --------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                                [CHECK ONE OF (a) OR (b)]

         (a) [ ] a beneficial interest in the:

             (i)    [ ] 144A Global Note (CUSIP          ), or

             (ii)   [ ] Regulation S Global Note (CUSIP          ), or

             (iii)  [ ] IAI Global Note (CUSIP         ); or

             (b)    [ ] a Restricted Definitive Note.

         2.  After the Transfer the Transferee will hold:

                                   [CHECK ONE]

             (a)   a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP         ), or

                    (ii)  [ ] Regulation S Global Note (CUSIP         ), or

                    (iii) [ ] IAI Global Note (CUSIP         ); or

                    (iv)  [ ] Unrestricted Global Note (CUSIP         ); or

             (b)  [ ] a Restricted Definitive Note; or

             (c)  [ ] an Unrestricted Definitive Note,

       in accordance with the terms of the Indenture.

                                   EXHIBIT C
                        FORM OF CERTIFICATE OF EXCHANGE

SF Holdings Group, Inc.
115 Stevens Avenue
Valhalla, New York  10595

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10286

                  Re:      Senior Secured Discount Notes due 2008


                             (CUSIP              )


                  Reference is hereby made to the Indenture, dated as of March 12, 1998 (the "Indenture"), between SF Holdings Group, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the "Owner") owns and proposes to exchange the
Senior Secured Discount Note[s] or interest in such Senior Secured Discount
Note[s] specified herein, in the principal amount of $           in such
Senior Secured Discount Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and
(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           -----------------------------------
                                                  [Insert Name of Owner]


                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

Dated:             ,
     --------------  --------

                                   EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

SF Holdings Group, Inc.
115 Stevens Avenue
Valhalla, New York  10595

The Bank of New York
101 Barclay Street, 21 West
New York, New York 10286

                  Re:      Senior Secured Discount Notes due 2008


                  Reference is hereby made to the Indenture, dated as of March 12, 1998 (the "Indenture"), between SF Holdings Group, Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $      aggregate
principal amount of:

          (a) [ ] a beneficial interest in a Global Note, or

          (b) [ ] a Definitive Note,

          we confirm that:

                  1. We understand that any subsequent transfer of the Senior Secured Discount Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Secured Discount Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Senior Secured Discount Notes have not been registered under the Securities Act, and that the Senior Secured Discount Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Secured Discount Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Secured Discount Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Senior Secured Discount Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Secured Discount Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Secured Discount Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Secured Discount Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Senior Secured Discount Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                               ------------------------------------------
                               [Insert Name of Accredited Investor]



                               By:
                                  ------------------------------------------
                                  Name:
                                  Title:


Dated:             ,
      -------------  ----

                                   EXHIBIT E
                            FORM OF PLEDGE AGREEMENT

                                   EXHIBIT F
                      FORM OF SUBSIDIARY INTERCOMPANY NOTE

                            SF HOLDINGS GROUP, INC.



                             SERIES A AND SERIES B
                 12 3/4% SENIOR SECURED DISCOUNT NOTES DUE 2008
                                   INDENTURE


                            ------------------------



                           Dated as of March 12, 1998



                            ------------------------



                              The Bank of New York

                                    Trustee

                       CROSS-REFERENCE TABLE*
 Trust Indenture Act Section                               Indenture Section
   310   (a)(1)..................................................        7.10
         (a)(2)..................................................        7.10
         (a)(3)..................................................         N.A.
         (a)(4)..................................................         N.A.
         (a)(5)..................................................        7.10
         (b).....................................................        7.10
         (c).....................................................         N.A.
   311   (a).....................................................        7.11
         (b).....................................................        7.11
         (c).....................................................         N.A.
   312   (a).....................................................        2.05
         (b).....................................................       11.03
         (c).....................................................       11.03
   313   (a).....................................................        7.06
         (b)(1)..................................................         N.A.
         (b)(2)..................................................        7.07
         (c).....................................................  7.06;11.02
         (d).....................................................        7.06
   314   (a).....................................................  4.03;11.02
         (b).....................................................         N.A.
         (c)(1)..................................................       11.04
         (c)(2)..................................................       11.04
         (c)(3)..................................................         N.A.
         (d).....................................................         N.A.
         (e).....................................................       11.05
         (f).....................................................         N.A.
   315   (a).....................................................        7.01
         (b).....................................................  7.05,11.02
         (c).....................................................        7.01
         (d).....................................................        7.01
         (e).....................................................        6.11
   316   (a)(last sentence)......................................        2.09
         (a)(1)(A)...............................................        6.05
         (a)(1)(B)...............................................        6.04
         (a)(2)..................................................         N.A.
         (b).....................................................        6.07
         (c).....................................................        2.12
   317   (a)(1)..................................................        6.08
         (a)(2)..................................................        6.09
         (b).....................................................        2.04
   318   (a).....................................................       11.01
         (b).....................................................         N.A.
         (c).....................................................       11.01
      N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS


ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.......................1

SECTION 1.01. DEFINITIONS...................................................1
SECTION 1.02. OTHER DEFINITIONS............................................15
SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT............16
SECTION 1.04. RULES OF CONSTRUCTION........................................16

ARTICLE 2. THE SENIOR SECURED DISCOUNT NOTES...............................16

SECTION 2.01. FORM AND DATING..............................................16
SECTION 2.02. EXECUTION AND AUTHENTICATION.................................18
SECTION 2.03. REGISTRAR AND PAYING AGENT...................................18
SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST..........................19
SECTION 2.05. HOLDER LISTS.................................................19
SECTION 2.06. TRANSFER AND EXCHANGE........................................19
SECTION 2.07. REPLACEMENT SENIOR SECURED DISCOUNT NOTES....................31
SECTION 2.08. OUTSTANDING SENIOR SECURED DISCOUNT  NOTES...................31
SECTION 2.09. TREASURY SENIOR SECURED DISCOUNT  NOTES......................31
SECTION 2.10. TEMPORARY SENIOR SECURED DISCOUNT NOTES......................32
SECTION 2.11. CANCELLATION.................................................32
SECTION 2.12. DEFAULTED INTEREST...........................................32

ARTICLE 3. REDEMPTION AND PREPAYMENT.......................................32

SECTION 3.01. NOTICES TO TRUSTEE...........................................32
SECTION 3.02. SELECTION OF SENIOR SECURED DISCOUNT NOTES TO BE REDEEMED....33
SECTION 3.03. NOTICE OF REDEMPTION.........................................33
SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION...............................34
SECTION 3.05. DEPOSIT OF REDEMPTION PRICE..................................34
SECTION 3.06. SENIOR SECURED DISCOUNT NOTES REDEEMED IN PART...............35
SECTION 3.07. OPTIONAL REDEMPTION..........................................35
SECTION 3.08. MANDATORY REDEMPTION.........................................35
SECTION 3.09. REPURCHASE OFFERS............................................35

ARTICLE 4. COVENANTS.......................................................37

SECTION 4.01. PAYMENT OF SENIOR SECURED DISCOUNT NOTES.....................37
SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY..............................38
SECTION 4.03. REPORTS......................................................38
SECTION 4.04. COMPLIANCE CERTIFICATE.......................................39
SECTION 4.05. TAXES........................................................39
SECTION 4.06. STAY, EXTENSION AND USURY LAWS...............................39
SECTION 4.07. RESTRICTED PAYMENTS..........................................40
SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                SUBSIDIARIES...............................................42
SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK...42
SECTION 4.10. ASSET SALES AND EVENTS OF LOSS...............................44
SECTION 4.11. TRANSACTIONS WITH AFFILIATES.................................45
SECTION 4.12. LIENS........................................................46
SECTION 4.13. LINE OF BUSINESS.............................................46
SECTION 4.14. CORPORATE EXISTENCE..........................................46
SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL...................46
SECTION 4.16. LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK IN
                WHOLLY OWNED RESTRICTED SUBSIDIARIES.......................47
SECTION 4.17. LIMITATION ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS........47
SECTION 4.18. PAYMENTS FOR CONSENT.........................................48

ARTICLE 5. SUCCESSORS......................................................48

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.....................48
SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED............................48

ARTICLE 6. DEFAULTS AND REMEDIES...........................................49

SECTION 6.01. EVENTS OF DEFAULT............................................49
SECTION 6.02. ACCELERATION.................................................50
SECTION 6.03. OTHER REMEDIES...............................................51
SECTION 6.04. WAIVER OF PAST DEFAULTS......................................51
SECTION 6.05. CONTROL BY MAJORITY..........................................51
SECTION 6.06. LIMITATION ON SUITS..........................................52
SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES
                TO RECEIVE PAYMENT.........................................52
SECTION 6.08. COLLECTION SUIT BY TRUSTEE...................................52
SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.............................53
SECTION 6.10. PRIORITIES...................................................53
SECTION 6.11. UNDERTAKING FOR COSTS........................................53

ARTICLE 7. TRUSTEE.........................................................54

SECTION 7.01. DUTIES OF TRUSTEE............................................54
SECTION 7.02. RIGHTS OF TRUSTEE............................................55
SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.................................55
SECTION 7.04. TRUSTEE'S DISCLAIMER.........................................56
SECTION 7.05. NOTICE OF DEFAULTS...........................................56
SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR SECURED
                DISCOUNT NOTES.............................................56
SECTION 7.07. COMPENSATION AND INDEMNITY...................................56
SECTION 7.08. REPLACEMENT OF TRUSTEE.......................................57
SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.............................58
SECTION 7.10. ELIGIBILITY; DISQUALIFICATION................................58
SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY........58

ARTICLE 8..................................................................58


LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................................59

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.....59
SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE...............................59
SECTION 8.03. COVENANT DEFEASANCE..........................................59
SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE...................60
SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
                HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS..............61
SECTION 8.06. REPAYMENT TO COMPANY.........................................61
SECTION 8.07. REINSTATEMENT................................................62
SECTION 8.08. SENIOR SECURED DISCOUNT  NOTE COLLATERAL.....................62

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER................................62

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES..62
SECTION 9.02. WITH CONSENT OF HOLDERS OF SENIOR SECURED DISCOUNT NOTES.....63
SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT..........................64
SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS............................64
SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR SECURED DISCOUNT NOTES.....65
SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC..............................65

ARTICLE 10. COLLATERAL AND SECURITY........................................65

SECTION 10.01. COLLATERAL DOCUMENTS........................................65
SECTION 10.02. RECORDING AND OPINIONS......................................66

SECTION 10.03. RELEASE OF COLLATERAL.......................................66
SECTION 10.04. CERTIFICATES OF THE COMPANY.................................67
SECTION 10.05. CERTIFICATES OF THE TRUSTEE.................................67
SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER
                 THE COLLATERAL DOCUMENTS..................................67
SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                 UNDER THE COLLATERAL DOCUMENTS............................68
SECTION 10.08. TERMINATION OF SECURITY INTEREST............................68
SECTION 10.09. COOPERATION OF TRUSTEE......................................69

ARTICLE 11. MISCELLANEOUS..................................................69

SECTION 11.01. TRUST INDENTURE ACT CONTROLS................................69
SECTION 11.02. NOTICES.....................................................69
SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR SECURED DISCOUNT NOTES
                 WITH OTHER HOLDERS OF SENIOR SECURED DISCOUNT NOTES.......70
SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..........70
SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...............70
SECTION 11.06. RULES BY TRUSTEE AND AGENTS.................................71
SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES
                AND STOCKHOLDERS...........................................71
SECTION 11.08. GOVERNING LAW...............................................71
SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...............71
SECTION 11.10. SUCCESSORS..................................................71
SECTION 11.11. SEVERABILITY................................................72
SECTION 11.12. COUNTERPART ORIGINALS.......................................72
SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC............................72